SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

July 3, 2008

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571

(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817

 (Address of principal executive offices) (Zip Code)

(301) 571-3476

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 3, 2008, the Registrant (“Mobilepro”) executed a Securities Purchase Agreement and a Secured Convertible Debenture (the “Replacement Debenture”) dated June 30, 2008 with YA Global Investments, L.P. f/k/a Cornell Capital Partners, L.P. (“YA Global”) in the principal amount of $13,391,174.54 which replaces two previously issued secured convertible debentures dated June 30, 2006 and May 11, 2007 in the original principal amounts of $15,149,650 and $7,000,000, respectively. The Replacement Debenture has a maturity date of May 1, 2009 and carries an interest rate of 12% commencing June 30, 2008 that is payable in cash on a monthly basis. If certain conditions are met up to 4.5% of the monthly interest may be payable in shares of Mobilepro’s common stock. Interest only is due until the Replacement Debenture’s maturity date at which time all principal and accrued but unpaid interest is due. Mobilepro may prepay the Replacement Debenture in part or in whole at any time without penalty. YA Global may convert any portion of the unpaid principal and accrued but unpaid interest into shares representing up to 4.9% ownership of Mobilepro’s common stock at the lesser of $0.04973 or the average of the two lowest volume weighted average prices during the five trading days immediately preceding the conversion date. As part of the restructuring, Mobilepro issued additional warrants to YA Global and amended the terms of existing warrants so that YA Global has the right to purchase a total of 50,000,000 shares of Mobilepro’s common stock at an exercise price of $0.04973 per share. Mobilepro also entered into a series of security agreements in connection with the Securities Purchase Agreement and Replacement Debenture.

The foregoing is intended to be a summary only of the financing and is modified in its entirety by the terms of the underlying agreements for this financing, copies of which are attached hereto and incorporated herein as exhibits to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 is incorporated by reference in this Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The securities to be issued to YA Global will not be registered under the Securities Act. The issuance of the securities will be made pursuant to an exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act. Any resales of these securities by YA Global will require either a separate exemption from the Securities Act of 1933, as amended, or an effective registration statement with respect to such securities.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits Furnished.

10.1	Securities Purchase Agreement dated June 30, 2008 between Mobilepro Corp. and YA Global Investments, L.P.

10.2	12% Secured Convertible Debenture dated June 30, 2008 issued by Mobilepro Corp. to YA Global Investments, L.P.

10.3	Global Security Agreement dated June 30, 2008 between Mobilepro Corp. and YA Global Investments, L.P.

10.4	Intellectual Property Security Agreement dated June 30, 2008 between Mobilepro Corp. and YA Global Investments, L.P.

10.5	Global Guaranty Agreement dated June 30, 2008 between Mobilepro Corp. and YA Global Investments, L.P.

10.6	Global Pledge Agreement dated June 30, 2008 between Mobilepro Corp. and YA Global Investments, L.P.

10.7	Warrant dated June 30, 2008 issued by Mobilepro Corp. to YA Global Investments, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright Jay O. Wright Chief Executive Officer MOBILEPRO CORP.

Date: July 9, 2008